UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8560 Main Street Williamsville, New York (Address of Principal Executive Office)		14221 (Zip Code)
Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07(a) and (b):	Submission of Matters to a Vote of Security Holders.

On April 27, 2018, 22nd Century Group, Inc. (the “Company”) held an annual meeting of its stockholders to vote on the following proposals:

Proposal One: To elect two (2) Class I directors, Henry Sicignano, III and Richard M. Sanders, to serve until the 2021 annual meeting of stockholders and until his successor is duly elected and qualified. In accordance with the voting results listed below, the nominees were elected to serve as directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Henry Sicignano, III	25,710,779	3,706,316	64,095,513
Richard M. Sanders	25,877,849	3,539,246	64,095,513

Proposal Two: To approve an advisory resolution on executive compensation for fiscal year 2017. In accordance with the voting results listed below, the Company’s executive compensation for fiscal year 2017 has been approved.

For	Against	Abstain	Broker Non-Votes
21,008,826	7,772,617	635,652	64,095,513

Proposal Three: The audit committee of the Board of Directors selected the accounting firm of Freed Maxick CPAs, P.C. to serve as the Company’s independent registered certified public accounting firm for the year 2018. The audit committee directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the annual meeting. Therefore, in accordance with the voting results listed below, Freed Maxick CPAs, P.C. will serve as the independent registered certified public accountants for the Company for year 2018.

For	Against	Abstain
89,870,839	2,014,847	1,626,922

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Henry Sicignano III
Date: May 1, 2018	Henry Sicignano III
President and Chief Executive Officer